AMENDMENT NO. 1

AMENDED AND RESTATED PARTICIPATION AGREEMENT

          The Amended and Restated Participation Agreement (the “Agreement”), dated January 31, 2007, by and among AIM Variable Insurance Funds, a Delaware trust (“AVIF”); A I M Distributors, Inc., a Delaware corporation (“AIM”); and The Prudential Insurance Company of America (“Prudential”), a New Jersey life insurance company, on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereo may amend from time to time (each, an “Account,”) and collectively, the “Accounts”)(collectively, the “Parties”), is hereby amended as follows:

          WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. and all references to A I M Distributors, Inc. will hereby be deleted and replaced with Invesco Aim Distributors, Inc.; and

          NOW, THEREFORE, the Parties agree to amend the Agreement as follows:

          1.          Section 9. “Notices” is deleted in its entirety and hereby replaced with the following:

“Section 9. Notices

          Notices and communications required or permitted by Section 2 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

AIM Variable Insurance Funds
11 Greenway Plaza
Houston, Texas 77046
Facsimile: (713) 993-9185
Attn:	Peter Davidson, Esq.

Invesco Aim Distributors, Inc.
11 Greenway Plaza
Houston, Texas 77046
Facsimile: (713) 993-9185
Attn:	Peter Davidson, Esq.

The Prudential Insurance Company of America
80 Livingston Avenue, Bldg. ROS 3
Roseland, NJ 07068

Attn:	Yvonne Provost
Facsimile: (973) 548-5844
Email: gi.registered.products@prudential.com

Michael Scharpf
Facsimile: (973) 548-6575”

          2.  Schedules A-l, A-2 and A-3 of the Agreement are hereby deleted in their entirety and replaced with the following:

“Schedule A-1

          Separate Accounts of the Company Registered Under the 1940 Act as Unit Investment Trusts

The following separate accounts of the Company are subject to the Agreement:

Name of Account	Date Established by Board of Directors of the Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
Prudential Variable Contract Account GI-2 (VCA-GI-2)	June 24, 1988	811-07545	Variable Life Insurance

Group Variable Life Insurance Policies Registered Under the Securities Act of 1933

The following Contracts are subject to the Agreement:

Name of Contract	Available Funds	1933 Act Registration Number	Type of Product Supported by Account
PruBenefit Select
Series I Shares of:
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Global Health Care Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund
		333-137572	Variable Life Insurance
Group Variable Universal Life Insurance Contract
Series I Shares of:
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Global Health Care Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. International Growth Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund
		333-01031	Variable Life Insurance

Schedule A-2

Separate Accounts of the Company Excluded From the Definition of an Investment Company as
Provided for by Section 3(c)(11) of the 1940 Act

The following separate accounts of the Company are subject to the Agreement:

Name of Account	Date Established by Board of Directors of the Company	Type of Product Supported by Account

Group Variable Life Insurance Policies Not Registered Under the Securities Act of 1933 in Reliance
Upon Section 3(a)(2) of the Act

The following Contracts are subject to the Agreement:

Name of Contract	Available Funds	1933 Act Registration Number	Type of Product Supported by Account

Schedule A-3

Separate Accounts of the Company Excluded From the Definition of an Investment Company as
Provided for by Section 3(c)(1) or 3(c)(7) of the 1940 Act

The following separate accounts of the Company are subject to the Agreement:

Name of Account	Date Established by Board of Directors of the Company	Type of Product Supported by Account
Prudential Variable Contract Account GI-6 (VCA-GI-6)	February 9, 1999	Variable Life Insurance

Group Variable Life Insurance Policies Not Registered Under the Securities Act of 1933 in Reliance
Upon Section 4(2) of the Act and Regulation D Thereunder

The following Contracts are subject to the Agreement:

Name of Contract	Available Funds	Group or Individual	Type of Product Supported by Account
PruBenefit Laureate
Series I Shares of:
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Global Health Care Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund
		Group	Variable Life Insurance”

          3.  Schedule B of the Agreement is hereby deleted in its entirety and replaced with the following:

“Schedule B

Funds Available Under Policies

Series I shares of:

AIM V.I. Basic Balanced Fund

AIM V.I. Basic Value Fund

AIM V.I. Capital Appreciation Fund

AIM V.I. Capital Development Fund

AIM V.I. Core Equity Fund

AIM V.I. Diversified Income Fund

AIM V.I. Dynamics Fund

AIM V.I. Financial Services Fund

AIM V.I. Global Health Care Fund

AIM V.I. Global Real Estate Fund

AIM V.I. Government Securities Fund

AIM V.I. High Yield Fund

AIM V.I. International Growth Fund

AIM V.I. Large Cap Growth Fund

AIM V.I. Leisure Fund

AIM V.I. Mid Cap Core Equity Fund

AIM V.I. Money Market Fund

AIM V.I. PowerShares ETF Allocation Fund

AIM V.I. Small Cap Equity Fund

AIM V.I. Technology Fund

AIM V.I. Utilities Fund”

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: _________________, 2009.

AIM VARIABLE INSURANCE FUNDS

Attest:	By:

Name: Peter Davidson	Name: John M. Zerr

Title: Assistant Secretary	Title: Senior Vice President
INVESCO AIM DISTRIBUTORS, INC.

Attest:	By:

Name: Peter Davidson	Name: John S. Cooper

Title: Assistant Secretary	Title: President

THE PRUDENTIAL INSURANCE COMPANY OF
AMERICA, on behalf of itself and its separate accounts
Attest: _______________________________

Name: _______________________________

Title: _______________________________

Amendment No. 1

Amendment No. 1 to the Fund Participation Agreement (“Agreement”) between The Prudential Insurance Company of America (“Insurance Company”), Lazard Asset Management Securities LLC (“LAM”) and Lazard Retirement Series, Inc. (the “Fund”) dated July 1, 1997.

WHEREAS, the parties have entered into the Agreement regarding the Fund portfolios or portfolios set forth on Schedule 1 of the Agreement; and

WHEREAS, the parties desire to amend the Agreement in accordance with the provisions of Article XI thereof.

NOW, THEREFORE, in consideration of the above premises, the parties hereby agree as follows:

1.    Section 1.5 shall be deleted in its entirety and hereby replaced with the following:

“Contract” shall mean variable insurance contracts set forth in Schedule 1 that use the Fund as an underlying investment option. Individuals who participate under a group Contract are “Participants”.

2.    Section 1.10 shall be deleted in its entirety and hereby replaced with the following:

“Separate Account” shall mean a separate account established by the Insurance Company, as set forth in Schedule 1, in accordance with the State Laws of New Jersey.

3.    Section 12.1 is deleted in its entirety and hereby replaced with the following:

Each notice required by this Agreement shall be given by certified mail, return receipt requested, or by facsimile to be followed up by regular or overnight mail to the appropriate Parties at the following addresses:

Insurer:	The Prudential Insurance Company of America
80 Livingston Avenue, Bldg. ROS 3
Roseland, New Jersey 07068
Attention: Yvonne S. Provost, Vice President
Facsimile: (973) 548-5844
Michael Scharpf, Vice President, Corporate Counsel
Facsimile: (973) 548-6575

Fund:	Lazard Retirement Series, Inc.
30 Rockefeller Plaza
New York, New York 10112
Facsimile: 212-332-5785
Attention: Charles Burgdorf

LAM:	Lazard Asset Management Securities LLC
30 Rockefeller Plaza
New York, New York 10112
Facsimile: 212-332-1703
Attention: Nathan A. Paul, Esq.

with copies to:	Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038-4982
Facsimile: 212-802-9049
Attention: Stuart H. Coleman, Esq.

Notices shall be deemed to be given on the date of receipt by the addresses as evidenced by the return receipt or facsimile, whichever is earlier.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment No. 1 as of the date of the first above written.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:_______________________________
Name:_____________________________
Title:______________________________

LAZARD RETIREMENT SERIES, INC.

By: /s/ Charles L. Carroll
Name: Charles L. Carroll
Title: President and Director

LAZARD ASSET MANAGEMENT SECURITIES LLC

By: /s/ Charles L. Carroll
Name: Charles L. Carroll
Title: Deputy Chairman

SCHEDULE 1

The Funds

Fund Name	Class	Symbol	CUSIP
Lazard Retirement Small Cap Portfolio*	Service	N/A	521071803
Lazard Retirement U.S. Strategic Equity Portfolio	Service	N/A	521071308
Lazard Retirement Emerging Markets Portfolio	Service	N/A	521071209
Lazard Retirement International Equity Portfolio	Service	N/A	521071506

* As of June 1, 2009, this portfolio will be known as the Lazard Retirement U.S. Small Mid Cap Portfolio.

This agreement may also cover any additional Portfolios that the Lazard Retirement Series may offer in the future.

Separate Accounts and Contracts

Separate Accounts of the Company Registered Under the 1940 Act as Unit Investment Trusts

The following separate accounts of the Company are subject to the Agreement:

Name of Account	Date Established by Board of Directors of the Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
Prudential Variable Contract Account GI-2 (VCA-GI-2)	June 24, 1988	811-07545	Variable Life Insurance

Group Variable Life Insurance Policies Registered Under the Securities Act of 1933

The following Contracts are subject to the Agreement:

Name of Contract	Available Funds	1933 Act Registration Number	Type of Product Supported by Account
Group Variable Universal Life	See above	333-01031	Variable Life Insurance
PruBenefit Select	See above	333-137572	Variable Life Insurance

FUND PARTICIPATION AGREEMENT

This Agreement is entered into as of the 1st day of July, 1997, among Prudential Insurance Company of America (“Insurance Company”), a life insurance company organized under the laws of the State of New Jersey, LAZARD ASSET MANAGEMENT (“LAM”), a division of Lazard Frères & Co. LLC, a New York limited liability company as investment adviser, and LAZARD RETIREMENT SERIES, INC. (the “Fund”), a corporation organized under the laws of the State of Maryland, with respect to the Fund’s portfolios set forth on Schedule 1 hereto, as such Schedule may be revised from time to time (each, a “Portfolio”).

ARTICLE I.
DEFINITIONS

1.1.	“Act” shall mean the Investment Company Act of 1940, as amended.

1.2.	“Board” shall mean the Board of Directors of the Fund having the responsibility for management and control of the Fund.

1.3.	“Business Day” shall mean any day for which the Fund calculates net asset value per share as described in the Fund’s Prospectus.

1.4.	“Commission” shall mean the Securities and Exchange Commission.

1.5.	“Contract” shall mean a variable insurance contract that uses the Fund as an underlying investment medium. Individuals who participate under a group Contract are “Participants.”

1.6.	“Contractholder” shall mean any entity that is a party to a Contract with a Participating Company.

1.7.	“Disinterested Board Members” shall mean those members of the Board that are not deemed to be “interested persons” of the Fund, as defined by the Act.

1.8.	“Participating Companies” shall mean any insurance company (including Insurance Company), which offers variable annuity and/or variable life insurance contracts to the public and which has entered into an agreement with the Fund for the purpose of making Fund shares available to serve as the underlying investment medium for the aforesaid Contracts.

1.9.	“Prospectus” shall mean the Fund’s current prospectus and statement of additional information, as most recently filed with the Commission, with respect to the Portfolios.

1.10.	“Separate Account” shall mean Prudential Variable Contract Account GI2 _________________ Company Variable Annuity Separate Account, a separate account established by Insurance Company in accordance with the laws of the State of New Jersey.

1.11.	“Software Program” shall mean the software program used by the Fund for providing Fund and account balance information including net asset value per share.

1.12.	“Insurance Company’s General Account(s)” shall mean the general account(s) of Insurance Company and its affiliates which invest in the Fund.

ARTICLE II.
REPRESENTATIONS

2.1.	Insurance Company represents and warrants that (a) it is an insurance company duly organized and in good standing under applicable law; (b) it has legally and validly established the Separate Account pursuant to the New Jersey Insurance Code for the purpose of offering to the public certain individual variable and/or group annuity life insurance contracts; (c) it has registered the Separate Account as a unit investment trust under the Act to serve as the segregated investment account for the Contracts; and (d) each Separate Account is eligible to invest in shares of the Fund without such investment disqualifying the Fund as an investment medium for insurance company separate accounts supporting variable annuity contracts or variable life insurance contracts.

2.2.	Insurance Company represents and warrants that (a) the Contracts will be described in a registration statement filed under the Securities Act of 1933, as amended (“1933 Act”); (b) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (c) the sale of the Contracts shall comply in all material respects with state insurance law requirements. Insurance Company agrees to inform the Fund promptly of any investment restrictions imposed by state insurance law and applicable to the Fund.

2.3.	Insurance Company represents and warrants that the Contracts currently are and at the time of issuance will be treated as life insurance, or annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), that it will make all commercially reasonable efforts to maintain such treatment and that it will notify the Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.4.	Fund represents that the Fund is registered with the Commission under the Act as an open-end, management investment company and possesses, and shall maintain, all legal and regulatory licenses, approvals, consents and/or exemptions required for the Fund to operate and offer its shares as an underlying investment medium for Participating Companies. The Fund will make all commercially reasonable efforts to maintain such qualification and that it will notify Insurance Company immediately upon having a reasonable basis for believing that any Portfolio invested in by the Separate Account has ceased to so qualify or that it might not so qualify in the future.

2.5.	Fund represents that each Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify Insurance Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.6.	Fund agrees that each Portfolio’s assets shall be managed and invested in a manner that complies with the requirements of Section 817(h) of the Code.

2.7.	Insurance Company agrees that the Fund shall be permitted (subject to the other terms of this Agreement) to make the Portfolios’ shares available to other Participating Companies and contractholders and to qualified pension and retirement plans.

2.8.	Fund represents and warrants that any of its directors, officers, employees, investment advisors, and other individuals/entities who deal with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than that required by Rule l7g-l under the Act. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.9.	Insurance Company represents and warrants that all of its employees and agents who deal with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than the coverage required to be maintained by the Fund. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

ARTICLE III.
FUND SHARES

3.1.	The Contracts funded through the Separate Account may provide for the investment of certain amounts in the Portfolios’ shares.

3.2.	Fund agrees to make the shares of its Portfolios available for purchase at the then applicable net asset value per share by Insurance Company and the Separate Account on each Business Day pursuant to rules of the Commission. Notwithstanding the foregoing, the Fund may refuse to sell the shares of any Portfolio to any person, or suspend or terminate the offering of the shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary and in the best interests of the shareholders of such Portfolio.

3.3.	Fund agrees that shares of the Portfolios will be sold only to Participating Companies, their separate accounts, the general accounts of those Participating Companies and their affiliates and to qualified pension and retirement plans. No shares of any Portfolio will be sold to the general public.

3.4.	Fund shall make the net asset value per share of the Portfolios available to Insurance Company on a daily basis as soon as reasonably practicable after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by 6:30 p.m. Eastern time. If the Fund provides Insurance Company with materially incorrect net asset value per share information through no fault of Insurance Company, Insurance Company, on behalf of the Separate Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share. Any material error in the calculation of net asset value per share, dividend or capital gain information shall be reported immediately upon discovery to Insurance Company. Nonmaterial errors will be corrected in the next Business Day’s net asset value per share for the Portfolio in question.

3.5.	At the end of each Business Day, Insurance Company will use the information described in Section 3.4 to calculate the Separate Account unit values for the day. Using this unit value, Insurance Company will process the day’s Separate Account transactions received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. Eastern time) to determine the net dollar amount of Portfolio shares which will be purchased or redeemed at that day’s closing net asset value per share for such Portfolio. The net purchase or redemption orders will be transmitted to the Fund by Insurance Company by 9:30 a.m. Eastern time on the Business Day next following Insurance Company’s receipt of that information. Subject to Sections 3.6 and 3.8, all purchase and redemption orders for Insurance Company’s General Accounts shall be effected at the net asset value per share of the relevant Portfolio next calculated after receipt of the order by the Fund or its Transfer Agent.

3.6.	Fund appoints Insurance Company as its agent for the limited purpose of accepting orders for the purchase and redemption of shares of each Portfolio for the Separate Account. Fund will execute orders for any Portfolio at the applicable net asset value per share determined as of the close of trading on the day of receipt of such orders by Insurance Company acting as agent (“effective trade date”), provided that the Fund receives notice of such orders by 9:30 a.m. Eastern time on the next following Business Day and, if such orders request the purchase of Portfolio shares, the conditions specified in Section 3.8, as applicable, are satisfied. A redemption or purchase request for any Portfolio that does not satisfy the conditions specified above and in Section 3.8, as applicable, will be effected at the net asset value computed for such Portfolio on the Business Day immediately preceding the next following Business Day upon which such conditions have been satisfied.

3.7.	Insurance Company will make its best efforts to notify Fund in advance of any unusually large purchase or redemption orders.

3.8.	If Insurance Company’s order requests the purchase of Portfolio shares, Insurance Company will pay for such purchases by wiring Federal Funds to Fund or its designated custodial account on the day the order is transmitted. Insurance Company shall make all reasonable efforts to transmit to the Fund payment in Federal Funds by 1:00 p.m. Eastern time on the Business Day the Fund receives the notice of the order pursuant to Section 3.5. Fund will execute such orders at the applicable net asset value per share determined as of the close of trading on the effective trade date if Fund receives payment in Federal Funds by 1:00 p.m. Eastern time on the Business Day the Fund receives the notice of the order pursuant to Section 3.5. If payment in Federal Funds for any purchase is not received or is received by the Fund after 1:00 p.m. Eastern time on such Business Day, Insurance Company shall promptly upon the Fund’s request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowings or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request.

3.9.	If Insurance Company’s order requests a net redemption resulting in a payment of redemption proceeds to Insurance Company, the Fund shall use its best efforts to wire the redemption proceeds to Insurance Company, except as provided below, on the Business Day following trade date or, upon notice to Insurance Company, such longer period as permitted by the Act or the rules, orders or regulations thereunder. If Insurance Company’s order requests the application of redemption proceeds from the redemption of Portfolio shares to the purchase of shares of another Portfolio, the Fund shall so apply such proceeds the same Business Day that Insurance Company transmits such order to the Fund.

3.10.	Fund has the obligation to ensure that Portfolio shares are registered with the Commission at all times.

3.11.	Fund will confirm each purchase or redemption order made by Insurance Company. Transfer of Portfolio shares will be by book entry only. No share certificates will be issued to Insurance Company. Insurance Company will record shares ordered from Fund in an appropriate title for the corresponding account.

3.12.	Fund shall credit Insurance Company with the appropriate number of shares.

3.13.	On each ex-dividend date of the Fund or, if not a Business Day, on the first Business Day thereafter, Fund shall communicate to Insurance Company the amount of dividend and capital gain, if any, per share of each Portfolio. All dividends and capital gains of any Portfolio shall be automatically reinvested in additional shares of the relevant Portfolio at the applicable net asset value per share of such Portfolio on the payable date. Fund shall, on the day after the payable date or, if not a Business Day, on the first Business Day thereafter, notify Insurance Company of the number of shares so issued.

ARTICLE IV.
STATEMENTS AND REPORTS

4.1.	Fund shall provide monthly statements of account as of the end of each month for all of Insurance Company’s accounts by the fifteenth (15th) Business Day of the following month.

4.2.	At least annually, the Fund or its designee shall provide Insurance Company, free of charge, with as many copies of the Fund’s current Prospectuses as Insurance Company may reasonably request for distribution to existing Contractholders and Participants. Fund or its designee shall provide Insurance Company, at Insurance Company’s expense, with as many copies of the Fund’s current Prospectuses as Insurance Company may reasonably request for distribution to prospective purchasers of Contracts. If requested by Insurance Company in lieu thereof, the Fund or its designee shall provide such documentation (including a “camera ready” copy of the Prospectuses as set in type or, at the request of Insurance Company, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once a year (or more frequently if the Prospectuses are supplemented or amended) to have the prospectus for the Contracts and the Prospectuses printed together in one document.

4.3.	Fund shall distribute to Insurance Company copies of the Fund’s proxy materials, notices, periodic reports and other printed materials (which the Fund customarily provides to its shareholders) in quantities as Insurance Company may reasonably request for distribution to each Contractholder and Participant.

4.4.	Fund will provide to Insurance Company at least one complete copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the Commission or other regulatory authorities.

4.5.	Insurance Company will provide to the Fund at least one copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Separate Account, contemporaneously with the filing of such document with the Commission.

ARTICLE V.
EXPENSES

5.1.	The charge to the Fund for all expenses and costs of the Portfolios, including but not limited to management fees, administrative expenses and legal and regulatory costs, will be made in the determination of the relevant Portfolio’s daily net asset value per share.

5.2.	Except as provided in this Article V and, in particular in the next sentence, Insurance Company shall not be required to pay directly any expenses of the Fund or expenses relating to the distribution of its shares. Insurance Company shall pay the following expenses or costs:

	a.	Such amount of the production expenses of any Fund materials, including the cost of printing the Fund’s Prospectus, or marketing materials for prospective Insurance Company Contractholders and Participants as LAM and Insurance Company shall agree from time to time.

	b.	Distribution expenses of any Fund materials or marketing materials for prospective Insurance Company Contractholders and Participants.

	c.	Distribution expenses of Fund materials or marketing materials for Insurance Company Contractholders and Participants.

Except as provided herein and as may be reflected in each Portfolio’s net asset value per share, all other Fund expenses shall not be borne by Insurance Company.

ARTICLE VI.
EXEMPTIVE RELIEF

6.1.	Insurance Company has reviewed a copy of the Application For an Order of Exemption pending before the Commission under Section 6(c) of the Act and, in particular, has reviewed the conditions to the requested relief set forth in the related Notice. As set forth therein, Insurance Company agrees to report any potential or existing conflicts promptly to the Board, and in particular whenever contract voting instructions are disregarded, and recognizes that it will be responsible for assisting the Board in carrying out its responsibilities under such application. Insurance Company agrees to carry out such responsibilities with a view to the interests of existing Contractholders. Fund agrees to promptly inform Insurance Company of any additional conditions, if any, imposed by the Commission in its Order granting the requested relief (the “Order”). The provisions of this agreement shall not become operative until the Fund and LAM have received the mixed and shared funding order, the application for which is referred to in Investment Company Act Section 6(c). The Fund and/or LAM shall notify Insurance Company in writing upon the granting or denial of that order.

6.2.	If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to Contractholder investments in the Fund, the Board shall give prompt notice to all Participating Companies. If the Board determines that Insurance Company is responsible for causing or creating said conflict, Insurance Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:

	a.	Withdrawing the assets allocable to the Separate Account from the Portfolios and reinvesting such assets in a different investment medium, or submitting the question of whether such segregation should be implemented to a vote or all affected Contractholders; and/or

	b.	Establishing a new registered management investment company.

6.3.	If a material irreconcilable conflict arises as a result of a decision by Insurance Company to disregard Contractholder voting instructions and said decision represents a minority position or would preclude a majority vote by all Contractholders having an interest in the Fund, Insurance Company may be required, at the Board’s election, to withdraw the Separate Account’s investment in the Fund.

6.4.	For the purpose of this Article, a majority of the Disinterested Board Members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to bear the expense of establishing a new funding medium for any Contract. Insurance Company shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contractholders materially adversely affected by the irreconcilable material conflict.

6.5.	No action by Insurance Company taken or omitted, and no action by the Separate Account or the Fund taken or omitted as a result of any act or failure to act by Insurance Company pursuant to this Article VI shall relieve Insurance Company of its obligations under, or otherwise affect the operation of, Article V.

ARTICLE VII.
VOTING OF FUND SHARES

7.1.	Insurance Company will provide pass-through voting privileges to all Contractholders or Participants as long as the Commission continues to interpret the Act as requiring pass-through voting privileges for Contractholders or Participants. Accordingly, Insurance Company, where applicable, will vote shares of a Portfolio held in its Separate Account in a manner consistent with voting instructions timely received from its Contractholders or Participants. Insurance Company will be responsible for assuring that the Separate Account calculates voting privileges in a manner consistent with other Participating Companies. Insurance Company will vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as it votes those shares for which it has received voting instructions.

7.2.	If and to the extent Rule 6e-2 and Rule 6e-3(T) under the Act are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Order, then the Fund, and/or the Participating Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

ARTICLE VIII.
MARKETING AND REPRESENTATIONS

8.1.	The Fund or its underwriter shall periodically furnish Insurance Company with the following documents, in quantities as Insurance Company may reasonably request:

	a.	Current Prospectus and any supplements thereto;

	b.	other marketing materials.

Expenses for the production of such documents shall be borne by Insurance Company in accordance with Section 5.2 of this Agreement.

8.2.	Insurance Company shall designate certain persons or entities which shall have the requisite licenses to solicit applications for the sale of Contracts. No representation is made as to the number or amount of Contracts that are to be sold by Insurance Company. Insurance Company shall make reasonable efforts to market the Contracts and shall comply with all applicable federal and state laws in connection therewith.

8.3.	Insurance Company shall furnish, or shall cause to be furnished, to the Fund, each piece of sales literature or other promotional material in which the Fund, its investment adviser or the administrator is named, at least fifteen Business Days prior to its use. No such material shall be used unless the Fund approves such material. Such approval (if given) must be in writing and shall be presumed not given if not received within ten Business Days after receipt of such material. The Fund shall use all reasonable efforts to respond within ten days of receipt.

8.4.	Insurance Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or any Portfolio in connection with the sale of the Contracts other than the information or representations contained in the registration statement or Prospectus, as may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund.

8.5.	Fund shall furnish, or shall cause to be furnished, to Insurance Company, each piece of the Fund’s sales literature or other promotional material in which Insurance Company or the Separate Account is named, at least fifteen Business Days prior to its use. No such material shall be used unless Insurance Company approves such material. Such approval (if given) must be in writing and shall be presumed not given if not received within ten Business Days after receipt of such material. Insurance Company shall use all reasonable efforts to respond within ten days of receipt.

8.6.	Fund shall not, in connection with the sale of Portfolio shares, give any information or make any representations on behalf of Insurance Company or concerning Insurance Company, the Separate Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as may be amended or supplemented from time to time, or in published reports for the Separate Account which are in the public domain or approved by Insurance Company for distribution to Contractholders or Participants, or in sales literature or other promotional material approved by Insurance Company.

8.7.	For purposes of this Agreement, the phrase “sales literature or other promotional material” or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. rules, the Act or the 1933 Act.

ARTICLE IX.
INDEMNIFICATION

9.1.	Insurance Company agrees to indemnify and hold harmless the Fund and LAM, and their affiliates, and each of their directors, trustees, general members, officers, employees, agents and each person, if any, who controls or is associated with any of the foregoing entities or persons within the meaning of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section), against any and all losses, claims, damages or liabilities joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) for which the Indemnified Parties may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect to thereof (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in information furnished by Insurance Company for use in the registration statement or Prospectus or sales literature or advertisements of the Fund or with respect to the Separate Account or Contracts, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the Prospectus and sales literature or advertisements of the Fund) of Insurance Company or its agents, with respect to the sale and distribution of Contracts for which Portfolio shares are an underlying investment; (iii) arise out of the wrongful conduct of Insurance Company or persons under its control with respect to the sale or distribution of the Contracts or Portfolio shares; (iv) arise out of Insurance Company’s incorrect calculation and/or untimely reporting of net purchase or redemption orders; or (v) arise out of any breach by Insurance Company of a material term of this Agreement or as a result of any failure by Insurance Company to provide the services and furnish the materials or to make any payments provided for in this Agreement. Insurance Company will reimburse any Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that with respect to clauses (i) and (ii) above Insurance Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged omission made in such registration statement, prospectus, sales literature, or advertisement in conformity with written information furnished to Insurance Company by the Fund specifically for use therein. This indemnity agreement will be in addition to any liability which Insurance Company may otherwise have.

9.2.	The Fund and LAM each agrees to indemnify and hold harmless Insurance Company and each of its directors, officers, employees, agents and each person, if any, who controls Insurance Company within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which Insurance Company or any such director, officer, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements of the Fund; (2) arise out of or are based upon the omission to state in the registration statement or Prospectus or sales literature or advertisements of the Fund any material fact required to be stated therein or necessary to make the statements therein not misleading; or (3) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements with respect to the Separate Account or the Contracts and such statements were based on information provided in writing to Insurance Company by the Fund specifically for use therein; and the Fund will reimburse any legal or ether expenses reasonably incurred by Insurance Company or any such director, officer, employee, agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration Statement, Prospectus, sales literature or advertisements in conformity with written information furnished to the Fund by Insurance Company specifically for use therein. This indemnity agreement will be in addition to any liability which the Fund may otherwise have.

9.3.	The Fund and LAM shall indemnify and hold Insurance Company harmless against any and all liability, loss, damages, costs or expenses which Insurance Company may incur, suffer or be required to pay due to the Fund’s (1) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate of a Portfolio; (2) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; and (3) untimely reporting of the net asset value, dividend rate or capital gain distribution rate; provided that the Fund shall have no obligation to indemnify and hold harmless Insurance Company if the incorrect calculation or incorrect or untimely reporting was the result of incorrect information furnished by Insurance Company or information furnished untimely by Insurance Company or otherwise as a result of or relating to a breach of this Agreement by Insurance Company. In no event will the Fund be liable for any consequential, incidental, special or indirect damages resulting to Insurance Company hereunder.

9.4.	Promptly after receipt by an indemnified party under this Article of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Article, notify the indemnifying party of the commencement thereof. The omission to so notify the indemnifying party will not relieve the indemnifying party from any liability under this Article IX, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such indemnified party, and to the extent that the indemnifying party has given notice to such effect to the indemnified party and is performing its obligations under this Article, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding the foregoing, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnifisd party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX.

ARTICLE X.
COMMENCEMENT AND TERMINATION

10.1.	This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

10.2.	This Agreement shall terminate without penalty as to one or more Portfolios at the option of the terminating party:

	a.	At the option of Insurance Company or the Fund at any time from the date hereof upon 180 days’ notice, unless a shorter time is agreed to by the parties;

	b.	At the option of Insurance Company, if shares of any Portfolio are not reasonably available to meet the requirements of the Contracts as determined by Insurance Company. Prompt notice of election to terminate shall be furnished by Insurance Company, said termination to be effective ten days after receipt of notice unless the Fund makes available a sufficient number of shares to meet the requirements of the Contracts within said ten-day period;

	c.	At the option of Insurance Company, upon the institution of formal proceedings against the Fund by the Commission, the National Association of Securities Dealers, Inc. or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Insurance Company’s reasonable judgment, materially impair the Fund’s ability to meet and perform the Fund’s obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by Insurance Company with said termination to be effective upon receipt of notice;

d.	At the option of the Fund, upon the institution of formal proceedings against Insurance Company by the Commission, the National Association of Securities Dealers, Inc. or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Fund’s reasonable “judgment, materially impair Insurance Company’s ability to meet and perform Insurance Company’s obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Fund with said termination to be effective upon receipt of notice;

e.	At the option of the Fund, if the Fund shall determine, in its sole judgment reasonably exercised in good faith, that Insurance Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of the Fund or LAM, the Fund shall notify Insurance Company in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by Insurance Company and any other changes in circumstances since the giving of such notice, such determination of the Fund shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination;

f.	Upon termination of the Investment Management Agreement between the Fund and LAM or its successors unless Insurance Company specifically approves the selection of a new Fund investment adviser. The Fund shall promptly furnish notice or such termination to Insurance Company;

g.	In the event Portfolio shares are not registered, issued or sold in accordance with applicable federal law, or such law precludes the use of such shares as the underlying investment medium of Contracts issued or to be issued by Insurance Company. Termination shall be effective immediately upon such occurrence without notice;

	h.	At the option of the Fund upon a determination by the Board in good faith that it is no longer advisable and in the best interests of shareholders for the Fund to continue to operate pursuant to this Agreement. Termination pursuant to this Subsection (h) shall be effective upon notice by the Fund to Insurance Company of such termination;

	i.	At the option of the Fund if the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Fund reasonably believes that the Contracts may fail to so qualify;

	j.	At the option of Insurance Company or the Fund, upon a party’s breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the non-breaching party within 10 days after written notice of such breach is delivered to the breaching party;

	k.	At the option of the Fund, if the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law; or

	l.	Upon assignment of this Agreement, unless made with the written consent of the non-assigning party.

Any such termination pursuant to this Article X shall not affect the operation of Article V of this Agreement. Any termination of this Agreement shall not affect the operation of Article IX of this Agreement.

10.3.	Notwithstanding any termination of this Agreement pursuant to Section 10.2 hereof, the Fund and LAM may, at the option of the Insurance Company, continue to make available Portfolio shares pursuant to the terms and conditions of this Agreement as provided below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts or Insurance Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the Portfolio, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the

Existing Contracts. The provisions of this Agreement shall remain in effect and thereafter either the Fund or Insurance Company may terminate the Agreement, as so continued pursuant to this Section 10.3, upon prior written notice to the other party, such notice to be for a period that is reasonable under the circumstances but, if given by the Fund, need not be for more than six months.

ARTICLE XI.
AMENDMENTS

11.1.	Any changes in the terms of this Agreement shall be made by agreement in writing by the parties hereto.

ARTICLE XII.
NOTICE

12.1.	Each notice required by this Agreement shall be given by certified mail, return receipt requested, to the appropriate parties at the following addresses:

	Insurance Company:	Prudential Insurance Company of America 751 Broad Street, 21 Plaza Newark, NJ 07102

Attn.:	Mary Cavannaugh

	Fund:	Lazard Retirement Series, Inc.
30 Rockefeller Plaza
New York, New York 10020
Attention: President

	LAM:	Lazard Asset Management
30 Rockefeller Plaza
New York, New York 10020
Attention: Secretary

	with copies to:	Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, New York 10038-4982 Attn: Stuart H. Coleman, Esq.

Notice shall be deemed to be given on the date of receipt by the addresses as evidenced by the return receipt.

ARTICLE XIII. MISCELLANEOUS

13.1.	This Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his capacity as an officer of the Fund.

ARTICLE XIV. LAW

14.1.	This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be duly executed and attested as of the date first above written.

PRUDENTIAL INSURANCE CO. OF AMERICA

By:

Attest:

LAZARD RETIREMENT SERIES, INC.

By:

Attest:

LAZARD ASSET MANAGEMENT, a division of Lazard Frères & Co., LLC

By:

Attest:

SCHEDULE 1

Name of Portfolio

Lazard Retirement Bantam Value Portfolio
Lazard Retirement Emerging Markets Portfolio
Lazard Retirement Equity Portfolio
Lazard Retirement Global Equity Portfolio
Lazard Retirement International Equity Portfolio
Lazard Retirement International Fixed-Income Portfolio
Lazard Retirement International Small Cap Portfolio
Lazard Retirement Small Cap Portfolio
Lazard Retirement Strategic Yield Portfolio